Exhibit 99.1

FOR IMMEDIATE RELEASE Leap Contacts: Greg Lund, Media Relations 858-882-9105 glund@leapwireless.com Jeanie Herbert, Investor Relations 858-882-6084 jherbert@leapwireless.com
Leap Reports 318,000 Net Customer Additions
in First Quarter 2007, Nearly Triple Net Additions in First Quarter 2006
~ Company reports solid adjusted operating income before depreciation and amortization (OIBDA) of
$81 million, up 38% compared to fourth quarter~
SAN DIEGO — May 8, 2007 — Leap Wireless International, Inc. [NASDAQ: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced financial and operational results for the first quarter 2007. The company reported service revenues of $326.8 million, a 51 percent increase over the prior year quarter, driven by a 39 percent growth in weighted average customers and a nine percent rise in average revenue per user (ARPU). For the first quarter, the company posted adjusted operating income before depreciation and amortization (OIBDA) of $81.0 million, up $22.1 million from the fourth quarter of 2006, and up $2.4 million from the comparable period of the prior year, even after the company absorbed expenses associated with the cost of acquiring a substantial number of new customers and the impact of new markets launched in 2006. Operating income for the quarter was $4.4 million compared to $19.9 million for the first quarter of 2006, reflecting the impact of additional depreciation expense associated with new market expansion.
“During the quarter, we saw continued strong customer acceptance of our unlimited value proposition as demonstrated not only by customer additions, but also by the continued acceptance of our higher-value service plans,” said Doug Hutcheson, Leap’s chief executive officer and president. “Our first quarter net customer additions were achieved from both the new markets launched in 2006 and our existing markets, which added approximately 102,000 net customers, a 24 percent increase over the prior year quarter. In addition, more than two-thirds of our customers now subscribe to our $45 and higher service plans, resulting in record ARPU of $45.52 for the quarter.”

Leap Reports 318,000 Net Customer Additions in First Quarter 2007,
Nearly Triple Additions in First Quarter 2006	Page 2 of 17

Key Reported Results
(Amounts in millions, except per share amounts)

	Three Months Ended March 31,
	2007	2006	Change
	(Unaudited)	(Unaudited)
Service revenues	$326.8	$215.8	51.4%
Total revenues	$389.4	$266.7	46.0%
Operating income	$4.4	$19.9	(78.0%)
Net income (loss)	$(8.1)	$17.7	*
Diluted earnings (loss) per share	$(0.12)	$0.29	*
Key Operating and Financial Metrics
(Amounts in millions, except customer data and operating metrics)

	Three Months Ended March 31,
	2007	2006	Change
Adjusted OIBDA	$81.0	$78.6	3.1%
Adjusted OIBDA as a percentage of service revenue	25%	36%
Gross customer additions	565,055	278,370	103.0%
Net customer additions	318,346	110,409	188.3%
End of period customers	2,548,172	1,778,704	43.3%
Weighted-average customers	2,393,161	1,718,349	39.3%
Churn	3.4%	3.3%
Average revenue per user (ARPU)	$45.52	$41.87	8.7%
Cash cost per user (CCU)	$21.16	$19.57	8.1%
Cost per gross addition (CPGA)	$166	$130	27.7%
Cash purchases of property and equipment (capital expenditures)	$131.7	$60.9	116.3%
*Not meaningful
The financial and operating data presented in this press release, including customer information, reflect the consolidated results of Leap, its subsidiaries and its non-controlled joint ventures, LCW Wireless, LLC (LCW Wireless) and Denali Spectrum, LLC (Denali).
For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
Adjusted OIBDA of $81 million for the quarter included $16 million of negative OIBDA impact associated with the launch of 20 million new covered POPs in 2006. The company incurred a net loss of $8.1 million, compared to net income of $17.7 million for the corresponding quarter of the prior year, which reflects the impact of additional depreciation and interest expense associated with new market expansion and financing activities in 2006. Compared to the fourth quarter 2006 net loss of $39.4 million, the net loss improved by $31.3 million. Capital expenditures during the first quarter of

Leap Reports 318,000 Net Customer Additions in First Quarter 2007,
Nearly Triple Additions in First Quarter 2006	Page 3 of 17

2007 were $131.7 million, relating primarily to the company’s continued investment in new market build outs and network upgrades.
As of March 31, 2007, total unrestricted cash, cash equivalents and short-term investments were approximately $329 million. These amounts decreased by $112 million from the fourth quarter of 2006 due primarily to capital expenditures of $132 million and the expected changes in working capital associated with fourth quarter market launches.
Said Amin Khalifa, executive vice president and chief financial officer, “Our adjusted OIBDA performance improved, even as we continued to absorb the expected costs of acquiring new customers and the initial negative impact associated with the 2006 market launches. Additionally, we expect our 2006 market launches, in the aggregate, to turn adjusted OIBDA positive by mid year 2007. Our existing markets, defined as those in operation at the end of 2005, delivered accelerated customer growth, along with improved revenues and adjusted OIBDA. By mid year, we expect to launch new markets totaling approximately three million covered POPs, bringing our total covered POPs to approximately 51 million.”
Continued Khalifa, “This year we are working to optimize our business in preparation for the opportunities ahead. We have initiatives underway in the areas of product enhancements, system improvements, overall cost reductions and people development. Part of this optimization process includes further enhancements to our service offerings and distribution efforts. As of today, we have established nearly 900 “branded” Cricket® stores that effectively convert consumer interest into a customer purchase.
“During the quarter, customer churn followed normal seasonal patterns at 3.4 percent, down 0.7 percentage points from the fourth quarter of 2006. Churn increased 0.1 percentage point from the prior year quarter, due primarily to a greater number of less-tenured customers who are more likely to churn and an increase in customers who deactivated their prior service in connection with handset upgrades.

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Nearly Triple Additions in First Quarter 2006	Page 4 of 17

“The Company continues to be successful in improving its capital structure. During the quarter, the company reduced the interest rate on its $895.5 million term loan under its senior credit facility to LIBOR plus 225 basis points, reducing the spread by 50 basis points. We also acquired the remaining 25% minority interest in ANB 1 from Alaska Native Broadband for $4.7 million,” said Khalifa. “As we look ahead, we may raise significant additional capital over time, as market conditions permit, to enable us to take advantage of business expansion opportunities.”
Second Quarter and Fiscal Year 2007 Business Outlook
Said Hutcheson, “In 2007, we are continuing our customer focus with new service plans, new data offerings, and enhanced market clusters, all aimed at increasing our market penetration and decreasing churn. In April, we announced major enhancements to our service plans, including free text, picture and instant messaging in all plans, and introduced new higher-value plans that include nationwide roaming minutes. These plans were crafted and test-marketed to improve our competitive position, while balancing customer use of off-network calling with our roaming costs. We have also introduced a new payment plan, called Cricket by Week™, to help customers retain their wireless service when they are low on cash.”
Continued Hutcheson, “We are building a business to deliver what we believe is the best value proposition in the wireless marketplace, while maintaining our focus on cost leadership. As we move through the year, we anticipate sustained customer growth in both existing and new markets. Due to the inherent seasonality of our business, we expect second quarter net additions to be lower than the first quarter, but expect continued gains in net additions over prior year second quarter results. Overall, we expect adjusted OIBDA to increase each quarter through the end of this year, as we put the recent new market launch investments behind us.”
The Company’s outlook for second quarter 2007
•	Net customer additions are expected to be between 125,000 and 175,000, fueled by both existing and new market customer activity.
•	Customer churn is expected to be in the range of 4.1 percent to 4.4 percent, reflecting the traditional seasonal rhythms in churn and impacted by a greater number of less-tenured customers and increased customer handset upgrades.

Leap Reports 318,000 Net Customer Additions in First Quarter 2007,
Nearly Triple Additions in First Quarter 2006	Page 5 of 17

•	Adjusted OIBDA is expected to be between $105 million and $115 million, reflecting the Company’s expectation for continued adjusted OIBDA growth in the markets in operation at the end of 2005 and the anticipated operational and financial performance of the markets launched during 2006.
The Company’s updated outlook for fiscal year 2007
•	Leap expects to launch additional markets covering approximately three million potential customers by mid 2007, bringing total covered POPs in markets offering Cricket service to approximately 51 million. As a result of ongoing expansion of market footprints and new market launches, the company expects to cover up to an additional 4 million POPS by the end of 2007.
•	Adjusted OIBDA is expected to be between $400 million and $470 million, reflecting projected adjusted OIBDA growth in the markets in operation at the end of 2005 and the anticipated performance of the markets launched in 2006. This outlook does not include any significant expenses associated with Auction #66 market development activities.
•	Capital expenditures are expected to be $280 to $320 million, excluding approximately $110 million in capital expenditures associated with the development of new markets acquired by Leap and Denali in Auction #66 and capitalized interest costs.
Conference Call Note
As previously announced, Leap will hold a conference call to discuss its first quarter results and its outlook for fiscal year 2007 at 5:00 p.m., Eastern Daylight Time, on Tuesday, May 8, 2007. Other forward-looking and material information may also be discussed during this call. Interested parties may listen to the call live by dialing 1-866-825-3354 or 1-617-213-8063 and entering reservation number 71087790. This call is also being web cast and can be accessed at the Investor Relations section of Leap’s website, www.leapwireless.com, or by accessing the following external websites: www.fulldisclosure.com or www.streetevents.com.
To listen to the call, please go to the website at least 15 minutes prior to the start time to register, and download and install any necessary audio software. An online replay will follow shortly after the live conference call and will be available until May 25, 2007. The telephonic rebroadcast will be available shortly after the completion of the call and will be available until close of business May 15,

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Nearly Triple Additions in First Quarter 2006	Page 6 of 17

2007. Interested parties can access the rebroadcast by dialing 1-888-286-8010 or 1-617-801-6888 internationally and entering the reservation number 92308264. A downloadable MP3 recording of the call will also be available 24 hours after broadcast. Interested listeners can download the file from the “Events” page of the Investor Relations section of Leap’s website and on Street Events at www.streetevents.com.
About Leap
Leap provides innovative, high-value wireless services to a fast-growing, young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered both the Cricket® and JumpTM Mobile services. The Company and its joint ventures now operate in 22 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Jump Mobile is a unique prepaid wireless service designed for the mobile-dependent, urban youth market. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.
Notes Regarding Non-GAAP Financial Measures
Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry. Adjusted OIBDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute

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Nearly Triple Additions in First Quarter 2006	Page 7 of 17

for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions of management’s outlook for the second quarter of 2007, fiscal year 2007 and future years, our plans to offer our services to additional covered POPs and our expectations regarding growth and future products, and are generally identified with words such as “believe,” “intend,” “plan,” “could,” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;
•	changes in economic conditions that could adversely affect the market for wireless services;
•	the impact of competitors’ initiatives;
•	our ability to successfully implement product offerings and execute market expansion plans;
•	delays in our market expansion plans resulting from any difficulties in funding such expansion through cash from operations, our credit facility or additional capital, delays in the availability of network equipment and handsets for the AWS spectrum we acquired in Auction #66, or delays by existing U.S. Government and other private sector wireless operations in clearing the AWS spectrum, some of which users are permitted to continue using the spectrum for several years;
•	our ability to attract, motivate and retain an experienced workforce;
•	our ability to comply with the covenants in our senior secured credit facilities, indenture and any future credit agreement, indenture or similar instrument;
•	failure of our network or information technology systems to perform according to expectations; and

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Nearly Triple Additions in First Quarter 2006	Page 8 of 17

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which we plan to file by May 10.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket is a U.S. registered trademark of Cricket. In addition, the following are trademarks of Cricket: Unlimited Access Plus, Unlimited Access, Unlimited Plus, Unlimited Classic, By Week, Jump, Travel Time, Cricket Clicks and the Cricket “K.” All other trademarks are the property of their respective owners.

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Nearly Triple Additions in First Quarter 2006	Page 9 of 17

LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(In thousands, except share amounts)

	March 31,	December 31,
	2007	2006
Assets	(Unaudited)
Cash and cash equivalents	$303,784	$374,939
Short-term investments	25,432	66,400
Restricted cash, cash equivalents and short-term investments	12,479	13,581
Inventories	75,985	90,185
Other current assets	55,038	53,527

Total current assets	472,718	598,632
Property and equipment, net	1,107,314	1,077,755
Wireless licenses	1,564,381	1,563,958
Assets held for sale	—	8,070
Goodwill	431,896	431,896
Other intangible assets, net	71,397	79,828
Deposits for wireless licenses	274,084	274,084
Other assets	39,054	58,745

Total assets	$3,960,844	$4,092,968

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$173,606	$316,494
Current maturities of long-term debt	9,000	9,000
Other current liabilities	96,897	74,637

Total current liabilities	279,503	400,131
Long-term debt	1,674,250	1,676,500
Deferred tax liabilities	141,439	149,728
Other long-term liabilities	49,038	47,608

Total liabilities	2,144,230	2,273,967

Minority interests	23,849	30,000

Commitments and contingencies
Stockholders’ equity:
Preferred stock — authorized 10,000,000 shares; $.0001 par value, no shares issued and outstanding	—	—
Common stock — authorized 160,000,000 shares; $.0001 par value, 68,051,029 and 67,892,512 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	7	7
Additional paid-in capital	1,782,880	1,769,772
Retained earnings	9,313	17,436
Accumulated other comprehensive income	565	1,786

Total stockholders’ equity	1,792,765	1,789,001

Total liabilities and stockholders’ equity	$3,960,844	$4,092,968

Leap Reports 318,000 Net Customer Additions in First Quarter 2007,
Nearly Triple Additions in First Quarter 2006	Page 10 of 17

LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Service revenues	$326,809	$215,840
Equipment revenues	62,613	50,848

Total revenues	389,422	266,688

Operating expenses:
Cost of service (exclusive of items shown separately below)	(90,949)	(55,204)
Cost of equipment	(112,482)	(58,886)
Selling and marketing	(48,560)	(29,102)
General and administrative	(65,199)	(49,582)
Depreciation and amortization	(68,800)	(54,036)

Total operating expenses	(385,990)	(246,810)
Net gain on sale of wireless licenses and disposal of operating assets	940	—

Operating income	4,372	19,878
Minority interests in consolidated subsidiaries	1,520	(75)
Interest income	5,285	4,194
Interest expense	(26,496)	(7,431)
Other income (expense), net	(637)	535

Income (loss) before income taxes and cumulative effect of change in accounting principle	(15,956)	17,101
Income tax benefit	7,833	—

Income (loss) before cumulative effect of change in accounting principle	(8,123)	17,101
Cumulative effect of change in accounting principle	—	623

Net income (loss)	$(8,123)	$17,724

Basic earnings (loss) per share:
Earnings (loss) before cumulative effect of change in accounting principle	$(0.12)	$0.28
Cumulative effect of change in accounting principle	—	0.01

Basic earnings (loss) per share	$(0.12)	$0.29

Diluted earnings (loss) per share:
Earnings (loss) before cumulative effect of change in accounting principle	$(0.12)	$0.28
Cumulative effect of change in accounting principle	—	0.01

Diluted earnings (loss) per share	$(0.12)	$0.29

Shares used in per share calculations:
Basic	66,870	61,203

Diluted	66,870	61,961

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Nearly Triple Additions in First Quarter 2006	Page 11 of 17

LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2007	2006
Operating activities:
Net cash provided by operating activities	$4,900	$38,290

Investing activities:
Purchases of property and equipment	(131,737)	(60,894)
Change in prepayments for purchases of property and equipment	7,409	4,573
Purchases of and deposits for wireless licenses	(423)	(91)
Proceeds from sale of wireless licenses	9,500	—
Purchases of investments	(42,727)	(46,865)
Sales and maturities of investments	84,293	72,657
Purchase of minority interest	(4,706)	—
Changes in restricted cash, cash equivalents and short-term investments, net	1,102	(50)

Net cash used in investing activities	(77,289)	(30,670)

Financing activities:
Repayment of long-term debt	(2,250)	(1,527)
Payment of debt issuance costs	(881)	(91)
Minority interest contributions	—	668
Proceeds from issuance of common stock, net	4,365	233

Net cash provided by (used in) financing activities	1,234	(717)

Net increase (decrease) in cash and cash equivalents	(71,155)	6,903
Cash and cash equivalents at beginning of period	374,939	293,073

Cash and cash equivalents at end of period	$303,784	$299,976

Explanatory Notes to Financial Statements
(1)	The condensed consolidated financial statements and the schedules of reported results and operating and financial metrics included at the beginning of this release include the accounts of Leap and its wholly owned subsidiaries as well as the accounts of LCW Wireless and Denali and their wholly owned subsidiaries. The Company consolidates its interests in LCW Wireless and Denali in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46-R, “Consolidation of Variable Interest Entities,” because these entities are variable interest entities and the Company will absorb a majority of their expected losses. All significant intercompany accounts and transactions have been eliminated in the condensed consolidated financial statements.

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Nearly Triple Additions in First Quarter 2006	Page 12 of 17

(2)	The following table summarizes operating data for the Company’s consolidated operations for the three months ended March 31, 2007 and 2006 (unaudited and in thousands):

	Three Months Ended March 31,				Change from Prior Year
		% of 2007		% of 2006
		Service		Service
	2007	Revenues	2006	Revenues	Dollars	Percent
Revenues:
Service revenues	$326,809		$215,840		$110,969	51.4%
Equipment revenues	62,613		50,848		11,765	23.1%

Total revenues	389,422		266,688		122,734	46.0%

Operating expenses:
Cost of service	90,949	27.8%	55,204	25.6%	35,745	64.8%
Cost of equipment	112,482	34.4%	58,886	27.3%	53,596	91.0%
Selling and marketing	48,560	14.9%	29,102	13.5%	19,458	66.9%
General and administrative	65,199	20.0%	49,582	23.0%	15,617	31.5%
Depreciation and amortization	68,800	21.1%	54,036	25.0%	14,764	27.3%

Total operating expenses	385,990	118.1%	246,810	114.3%	139,180	56.4%
Net gain on sale of wireless licenses and disposal of operating assets	940	0.3%	—	—	940	100%

Operating income	$4,372	1.3%	$19,878	9.2%	$(15,506)	(78.0)%

(3)	Total share-based compensation expense related to all of the Company’s share-based awards for the three months ended March 31, 2007 and 2006 was comprised as follows (unaudited and in thousands, except per share data):

	Three Months Ended March 31,
	2007	2006
Cost of service	$679	$258
Selling and marketing expenses	1,001	327
General and administrative expenses	7,063	4,141

Share-based compensation expense, before tax	8,743	4,726
Related income tax benefit	(3,432)	—

Share-based compensation expense, net of tax	$5,311	$4,726

Net share-based compensation expense per share:
Basic	$0.08	$0.08

Diluted	$0.08	$0.08

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Nearly Triple Additions in First Quarter 2006	Page 13 of 17

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
(4)	Churn, which measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted-average number of customers divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions in the month that they are disconnected; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers. Other companies may calculate this measure differently.

(5)	ARPU is service revenue divided by the weighted-average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.

(6)	CPGA is selling and marketing costs (excluding applicable share-based compensation expense included in selling and marketing expense), and equipment subsidy (generally defined as cost of equipment less equipment revenue), less the net loss on equipment transactions unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. The net loss on equipment transactions unrelated to initial customer acquisition includes the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency

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Nearly Triple Additions in First Quarter 2006	Page 14 of 17

of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless communications providers. Other companies may calculate this measure differently.
The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (in thousands, except gross customer additions and CPGA):

	Three Months Ended March 31,
	2007	2006
Selling and marketing expense	$48,560	$29,102
Less share-based compensation expense included in selling and marketing expense	(1,001)	(327)
Plus cost of equipment	112,482	58,886
Less equipment revenue	(62,613)	(50,848)
Less net loss on equipment transactions unrelated to initial customer acquisition	(3,503)	(521)

Total costs used in the calculation of CPGA	$93,925	$36,292
Gross customer additions	565,055	278,370

CPGA	$166	$130

(7)	CCU is cost of service and general and administrative costs (excluding applicable share-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by the weighted-average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless communications providers. Other companies may calculate this measure differently.
The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (in thousands, except weighted-average number of customers and CCU):

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Nearly Triple Additions in First Quarter 2006	Page 15 of 17

	Three Months Ended March 31,
	2007	2006
Cost of service	$90,949	$55,204
Plus general and administrative expense	65,199	49,582
Less share-based compensation expense included in cost of service and general and administrative expense	(7,742)	(4,399)
Plus net loss on equipment transactions unrelated to initial customer acquisition	3,503	521

Total costs used in the calculation of CCU	$151,909	$100,908
Weighted-average number of customers	2,393,161	1,718,349

CCU	$21.16	$19.57

(8)	Adjusted OIBDA is a non-GAAP financial measure defined as operating income less depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale/disposal of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; impairment of long-lived assets and related charges; and share-based compensation expense.

Existing Market Adjusted OIBDA is a non-GAAP financial measure that further adjusts Adjusted OIBDA to exclude total revenues attributable to new markets that were included in total revenues, and to add back operating expenses attributable to new markets that were included in total operating expenses (other than depreciation and amortization and share-based compensation expense, which have already been added back to Adjusted OIBDA). Generally, for purposes of calculating this measure, corporate-level and regional-level overhead expenses are allocated to our markets based on gross customer additions and weighted average customers by market. (Prior to the first quarter of 2007, in calculating existing market adjusted OIBDA we allocated corporate-level and regional-level overhead expenses to markets launched prior to January 1, 2006. ) Adjusted OIBDA and Existing Market Adjusted OIBDA should not be construed as alternatives to operating income or net income as determined in accordance with GAAP, as alternatives to cash flows from operating activities as determined in accordance with GAAP or as measures of liquidity.

In a capital-intensive industry such as wireless telecommunications, management believes that Adjusted OIBDA and Existing Market Adjusted OIBDA, as well as the associated percentage margin calculations, are meaningful measures of the Company’s operating performance. We use Adjusted OIBDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. We also use Existing Market Adjusted OIBDA as a supplemental performance measure because management believes that Existing Market Adjusted OIBDA reflects the operating performance of the Company’s existing markets that were in operation at December 31, 2005 without the negative OIBDA contribution resulting from the Company’s subsequent new market build-out and launch

Leap Reports 318,000 Net Customer Additions in First Quarter 2007,
Nearly Triple Additions in First Quarter 2006	Page 16 of 17

activities, and that it facilitates comparisons of the Company’s operating performance with its prior periods that did not include these new market build-out and launch activities. Because Adjusted OIBDA and Existing Market Adjusted OIBDA facilitate internal comparisons of our historical operating performance, management also uses these metrics for business planning purposes and to measure our performance relative to that of our competitors. In addition, we believe that Adjusted OIBDA, Existing Market Adjusted OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry.
Adjusted OIBDA and Existing Market Adjusted OIBDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:
•	they do not reflect capital expenditures;

•	although they do not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted OIBDA and Existing Market Adjusted OIBDA do not reflect cash requirements for such replacements;

•	they do not reflect costs associated with share-based awards exchanged for employee services;

•	they do not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	they do not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Management understands these limitations and considers Adjusted OIBDA and Existing Market Adjusted OIBDA as financial performance measures that supplement but do not replace the information provided to management by our GAAP results.
The following table reconciles Adjusted OIBDA and Existing Market Adjusted OIBDA to operating income, which we consider to be the most directly comparable GAAP financial measure to Adjusted OIBDA and Existing Market Adjusted OIBDA (unaudited, in thousands):

Leap Reports 318,000 Net Customer Additions in First Quarter 2007,
Nearly Triple Additions in First Quarter 2006	Page 17 of 17

	Three Months Ended March 31,
	2007	2006
Operating income	$4,372	$19,878
Plus depreciation and amortization	68,800	54,036

OIBDA	73,172	73,914
Less gain on sale of wireless licenses and disposal of operating assets	(940)	—
Plus share-based compensation expense	8,743	4,726

Adjusted OIBDA	80,975	78,640

Less total revenues attributable to new markets included in consolidated total revenues	(97,223)	(3,182)
Plus operating expenses attributable to new markets included in total operating expenses (other than depreciation and amortization and share-based compensation expense)	113,044	9,411

Existing Market Adjusted OIBDA	$96,796	$84,869

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